UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported) November 8, 2004 (November 4, 2004)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operation and Financial Condition.

On November 4, 2004, MDC Partners Inc. (the “Company”) issued an earnings release reporting its financial results for the three and nine months ended September 30, 2004. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, the Company hosted an earnings call in which its financial results for the three and nine months ended September 30, 2004 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

On November 4, 2004, the Company posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.mdc-partners.com).

As discussed on page 1 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Many of the Company’s marketing communications businesses have significant other interestholders and in some cases, the Company operates the business as a joint venture with these other interestholders. The Company’s management oversees the businesses as active managers rather than a passive investor, reviewing all aspects of their operations with the management of these businesses, regardless of the Company’s ownership interest. Within the marketing communications industry, the monitoring of operating costs, such as salary and related costs, relative to revenues, among other things, are key performance indicators. Consequently, the Company’s management reviews, analyses and manages these elements of the businesses as a whole, rather than just being concerned with it as an investment. Management believes the presentation of the whole of the Company’s marketing communications business provides readers with a complete view of all operations that significantly affect the Marketing Communications reportable segment’s profitability and allows readers to evaluate the financial presentation reviewed by management in making business decisions. Consequently, the financial information attached as Exhibit 99.1 hereto, and the related presentation attached hereto as Exhibit 99.2, present the results of operations of those entities which are required to be equity accounted for under US GAAP on a basis that is combined with the other business of the Marketing Communications reportable segment. Such alternate operating results have been described as “Combined”. These “Combined” results do not constitute a financial measure prepared in accordance with US GAAP. A reconciliation of “Combined” results of operations of the Marketing Communications reportable segment to the GAAP reported results of operations has been provided by the Company in the tables included in the financial information attached hereto as Exhibit 99.1.

The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02. Results of Operations and Financial Condition” and “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 2.02, 7.01 and 9.01 (including the investor presentation) do not mean that such information is material or that disclosure of such information is required.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On November 4, 2004, the Company’s Audit Committee concluded that the Company’s interest in an affiliate should have been consolidated pursuant to Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB 51 (revised December 2003) (“FIN 46R”), rather than being accounted for using the equity method. As a result, the Audit Committee determined that the Company’s consolidated financial statements for the quarter ended June 30, 2004 required restatement. The restatement principally represents a reclassification of the losses of the affiliate from Equity in Affiliates to Salaries and Related Costs on the Company’s Consolidated Statement of Operations. The amended results for both the second quarter and six-month periods ended June 30, 2004 increased operating expenses by $0.7 million with corresponding adjustments to income taxes, equity in affiliates and minority interest and had no impact on the Company’s revenues, net earnings nor its earning per share. These matters are discussed in Exhibit 99.1. The Audit Committee discussed the matters disclosed in this item 4.02(a) with the Company’s independent accountant. The Company intends to file an amended Form 10-Q relating to the quarter ended June 30, 2004.

Item 7.01. Regulation FD Disclosure. See Item 2.02 “Results of Operation and Financial Condition”, above.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

99.1 Earnings release, dated November 4, 2004 99.2 Investor presentation materials, dated November 4, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

MDC Partners Inc.

Date:	November 8, 2004	By:	/s/ Glenn Gibson

Glenn Gibson Senior Vice President, Finance